Exhibit 32

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


 In connection with the Quarterly Report on Form 10-Q of Public Storage Properties, Ltd. (the "Partnership") for the quarter ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ronald L. Havner, Jr., as Chief Executive Officer of Public Storage, Inc., corporate general partner, and John Reyes, as Chief Financial Officer of Public Storage, Inc., corporate general partner, each hereby certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

          (2)  The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial  condition  and  results  of
               operations of the Partnership.

 /s/ Ronald L. Havner, Jr.
------------------------------------
Name:    Ronald L. Havner, Jr.
Title:   Chief Executive Officer of Public Storage, Inc.,
         Corporate General Partner
Date:    November 14, 2005


 /s/ John Reyes
------------------------------------
Name:    John Reyes
Title:   Chief Financial Officer of Public Storage, Inc.,
         Corporate General Partner
Date:    November 14, 2005